UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 9, 2018

BABCOCK & WILCOX ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36876	47-2783641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13024 BALLANTYNE CORPORATE PLACE SUITE 700 CHARLOTTE, NORTH CAROLINA	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(704) 625-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
Amended Credit Agreement
On May 11, 2015, Babcock & Wilcox Enterprises, Inc. (“we” or the “Company”) entered into a credit agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent and lender, and the other lenders party thereto in connection with its spin-off from The Babcock & Wilcox Company (now known as BWX Technologies, Inc.). The Credit Agreement, which is scheduled to mature on June 30, 2020, provides for a senior secured revolving credit facility (the “U.S. Revolving Credit Facility”), initially in an aggregate amount of up to $600.0 million. The proceeds from loans under the Credit Agreement are available for working capital needs and other general corporate purposes, and the full amount is available to support the issuance of letters of credit, subject to the limits specified in the amendment described below.
Since June 2016, we have entered into a number of amendments to the Credit Agreement. On August 9, 2018, we entered into Amendment No. 8 to Credit Agreement (the “Amendment”, and the Credit Agreement, as amended to date, the “Amended Credit Agreement”) to, among other things, provide for the following modifications: (1) modify the definition of adjusted EBITDA in the Amended Credit Agreement to exclude up to an additional $72.8 million of charges for certain Renewable segment contracts for periods including the quarter ended June 30, 2018 and allow further add backs to EBITDA for restructuring and other similar expenses; (2) modify the financial covenants as described below; (3) modify the amount of liquidity (as defined in the Amended Credit Agreement) we are required to maintain from at least $65.0 million as of the last business day of any calendar month to at least $50.0 million (or $40.0 million upon the consummation of certain asset sales and the receipt of at least $10.0 million of proceeds from certain last-out loans as of the last business day of any calendar month and on any day that a borrowing is made; (4) lower the amount of outstanding borrowings under the U.S. Revolving Credit Facility that we are required to repay (without any reduction in commitments) with certain excess cash from $60.0 million to $50.0 million; (5) modify the Company's ability to reinvest net cash proceeds from asset sales that trigger prepayment requirements to allow for the ability to retain up to $25.0 million of asset sale proceeds after receipt of certain last out loan funding; (6) permit an additional $15.0 million of cumulative net income losses attributable to eight specified Vølund contracts for the fiscal quarter ending September 30, 2018; (7) modify certain contract completion milestones that we are required to meet in connection with six European Renewable loss contracts; (8) modify the date by which we are required to sell at least $100 million of assets from March 31, 2019 to October 31, 2018; (9) require us to achieve certain concessions from our renewable contract customers by September 30, 2018 that will generate at least $25.0 million of incremental benefits to us, (10) add additional events of default related to the termination or rejection of certain contracts related to our Renewables segment; (11) permit and require us to raise up to an additional net $30.0 million of last-out loans under the Amended Credit Agreement; (12) consent to the sale of our Palm Beach Resource Recovery Corporation; and (13) eliminate a requirement to adjust on a pro forma basis our EBITDA after the sales of Megtec and Universal, and Palm Beach Resource Recovery Corporation. In addition, consolidated capital expenditures in each fiscal year are limited to $27.5 million.
The Amended Credit Agreement requires us to make certain prepayments on any outstanding revolving loans after receipt of cash proceeds from certain asset sales or other events, subject to certain exceptions. Such prepayments may require us to reduce the commitments under the Amended Credit Agreement by a corresponding amount of such prepayments. Following the covenant relief period, such prepayments will not require us to reduce the commitments under the Amended Credit Agreement.
After giving effect to the Amendment, loans outstanding under the Amended Credit Agreement bear interest at our option at either (1) the LIBOR rate plus 5.0% per annum during 2018, 6.0% per annum during 2019 and 7.0% per annum during 2020, or (2) the base rate (the highest of the Federal Funds rate plus 0.5%, the one month LIBOR rate plus 1.0%, or the administrative agent's prime rate) plus 4.0% per annum during 2018, 5.0% per annum during 2019, and 6.0% per annum during 2020. A commitment fee of 1.0% per annum is charged on the unused portions of the U.S. Revolving Credit Facility. A letter of credit fee of 2.5% per annum is charged with respect to the amount of each financial letter of credit outstanding, and a letter of credit fee of 1.5% per annum is charged with respect to the amount of each performance and commercial letter of credit outstanding. Additionally, an annual facility fee of $1.5 million is payable on the first business day of 2018 and 2019, and a pro rated amount is payable on the first business day of 2020. A deferred fee of 2.5% is charged, but may be reduced by up to 1.5% if the Company achieves certain asset sales.
The Amended Credit Agreement includes financial covenants that are tested on a quarterly basis, based on the rolling four-quarter period that ends on the last day of each fiscal quarter. The maximum permitted senior debt leverage ratio as defined in the Amended Credit Agreement is:
•    9.75:1.0 for the quarters ending June 30, 2018 and September 30, 2018;
•    4.00:1.0 for the quarter ending December 31, 2018;
•    3.50:1.0 for the quarter ending March 31, 2019; and
•    2.25:1.0 for the quarters ending June 30, 2019 and each quarter thereafter.
The minimum consolidated interest coverage ratio as defined in the Amended Credit Agreement is:
•    1.00:1.0 for the quarter ending June 30, 2018;
•    1.25:1.0 for the quarter ending September 30, 2018;
•    2.00:1.0 for the quarter ending December 31, 2018;
•    2.50:1.0 for the quarter ending March 31, 2019; and
•    3.50:1.0 for the quarters ending June 30, 2019 and each quarter thereafter.
Certain of the lenders, as well as certain of their respective affiliates, have performed and may in the future perform for the Company and its subsidiaries, various commercial banking, investment banking, lending, underwriting, trust services, financial advisory and other financial services, for which they have received and may in the future receive customary fees and expenses.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8‑K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information described in Item 1.01 above relating to the Amendment is incorporated herein by reference into this Item 2.03.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1
Amendment No. 8, dated August 9, 2018, to Credit Agreement, dated May 11, 2015, among Babcock & Wilcox Enterprises, Inc., as the Borrower, Bank of America, N.A., as Administrative Agent and Lender, and the other Lenders party thereto

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BABCOCK & WILCOX ENTERPRISES, INC.

August 13, 2018	By:	/s/ Joel K. Mostrom
Joel K. Mostrom
Chief Financial Officer